UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

GENERAL MARITIME CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	1)	Amount previously paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

VOUR VOTE IS IMPORTANT
PLEASE VOTE TODAY

July 28, 2011

Dear Fellow Shareholder:

According to our latest records, we have not yet received your proxy for the important Special Meeting of Shareholders of General Maritime Corporation to be held on Tuesday, August 9, 2011.  Your vote is extremely important.  No matter how many or how few shares you own, please vote today.

•	An independent committee of General Maritime’s Board of Directors unanimously recommends that you vote your shares “FOR” Proposal 1.

•	General Maritime’s Board of Directors unanimously recommends that you vote your shares “FOR” Proposal 2.

For details of the proposals described above, please refer to the proxy materials that General Maritime sent to you for the 2011 Special Meeting of Shareholders.

Please submit your instructions as soon as possible, by voting by telephone, via the Internet, or by signing, dating, marking and returning the voting instruction form in the postage-paid return envelope provided.  Instructions explaining how to vote by mail or telephone or via the Internet are provided on the reverse side of this letter as well as in the enclosed voting instruction form.

On behalf of your Board of Directors, thank you for your cooperation and continued support.

Sincerely,

Peter C. Georgiopoulos
Chairman

3 Easy Ways To Vote

Help your company avoid the expense of further solicitation by voting today. You may use one of the following simple methods to vote your shares:

1.	Vote by Telephone. Call the toll-free number listed for this purpose on your voting instruction form. Have your control number (listed on the form) ready and follow the simple instructions.

2.	Vote by Internet. Go to www.proxyvote.com. Have your control number (listed on the form) ready and follow the simple instructions.

3.	Vote by Mail Mark, sign, date and return your voting instruction form in the postage-paid return envelope provided.

Please Act Today

YOUR VOTE IS IMPORTANT

Please help your company save additional solicitation costs by signing, dating and mailing your voting instruction form today.  Internet and telephone voting are also available.  Please refer to the proxy statement and your voting instruction form for instructions.  Street name shareholders: Your bank or broker cannot vote your shares on both proposals unless it receives your specific instructions. Please return your vote immediately.